SUBSCRIPTION AGREEMENT

SUBSCRIPTION AGREEMENT (this “Agreement” or this “Subscription Agreement”) dated as of _________ __, 2007 between Advanced Photonix, Inc., a Delaware corporation (the “Company”) and the undersigned investor (the “Investor” and together with all other investors in the offering herein described, the “Investors”).

The Company is offering (the “Offering”) a limited number of eligible investors the opportunity to purchase up to 786,725 units of its securities (the “Units”) at a price equal to the Formula Price (as defined below), each Unit consisting of (i) four (4) shares of its Class A Common Stock, par value $.001 a share (“Common Stock” ), and (ii) one (1) warrant to purchase a share of Common Stock (the “2007 Series Warrants”).

The Investor desires to participate in the Offering.

The Investor has reviewed copies of the various documents referred to in Schedule 1 attached hereto (the “Disclosure Documents”).

NOW, THEREFORE, the Company and the Investor hereby agree as follows:

Section 1.	Purchase and Sale of Units; Description of 2007 Series Warrants; Use of Proceeds; Power of Attorney

1.1.  Purchase of Units and Payment; Description of Warrants. Upon the terms and subject to the conditions contained in this Agreement, the Investor has on or prior to this day paid to the Company, by check, by wire transfer of immediately available funds, or by other means acceptable to the Company, the sum of money set forth opposite the Investor’s name on the signature page to this Agreement (the "Purchase Price"). In consideration of such payment, by (and subject to) its acceptance of this Subscription Agreement, the Company will issue to the Investor at the Closing (as defined below) the number of Units determined by dividing the Purchase Price by the Formula Price provided that no fractional shares or warrants are to be issued, but rather the number of shares and warrants to be issued shall be rounded down to the nearest whole number. The “Formula Price” means the product of four (4) multiplied by the closing price of the Company’s Common Stock on the American Stock Exchange (“AMEX”) on the business day immediately preceding the Closing, but in no event will be more than $6.00 a Unit or less than $5.72 a Unit. The Investor acknowledges that the Investor’s Purchase Price is non-refundable except to the limited extent expressly provided by the last sentence of the first paragraph of Section 1.5 below.

    Each 2007 Series Warrant will have a term of five years (subject to earlier exercise or termination if the closing price of the Common Stock on the AMEX equals or exceeds $4.50 for at least twenty (20) consecutive Business Days (as defined in 2007 Series Warrant to Purchase Class A Common Stock)), will be exercisable for the number of shares Common Stock stated therein at any time and from time to time during its term at an exercise price of $1.85 per share, subject to adjustment in certain circumstances, and will be substantially in the form attached hereto as Exhibit A.

             The Common Stock and the 2007 Series Warrants comprising the Units shall be immediately separable upon issuance.

1.2.  Maximum/Minimum. The Company will not accept subscriptions having an aggregate Purchase Price of more than $4,500,000 or less than $2,500,000, and the Offering will terminate and be of no force and effect unless the Company has received and accepted valid subscription agreements from one or more Investors having an aggregate Purchase Price of at least $2,500,000 (the “Minimum Condition”) on or prior to the Closing.

1.3.  Use of Proceeds. The proceeds of the Offering will provide a portion of the funds required to discharge in full (the “Debt Retirement”) the indebtedness under the Company’s outstanding convertible notes as provided on Schedule 1.3 (the “Convertible Notes”). The balance of the funds required to discharge such indebtedness is expected to be provided out of cash on hand and bank indebtedness. In this connection, the Company has received a formal commitment from Fifth Third Bank with respect to a proposed increase in the Company’s existing credit facility with that bank. No assurances can be given that the financing contemplated in such commitment letter can be consummated.

    In the unlikely event that the outstanding Convertible Notes are converted prior to the Debt Retirement, the proceeds of the Offering will be used to pay down other indebtedness of the Company and/or working capital.

1.4.  Closing. Subject to this Section 1.4 and assuming the Minimum Condition has been met, the closing of the Offering with respect to each individual Investor (the "Closing") shall take place at the offices of the Company’s attorney, Dornbush Schaeffer Strongin & Venaglia, LLP (at the address in Section 5.8, Notices) upon the Company’s acceptance of such Investor’s Subscription Agreement on such date as may be determined by the Company, but which shall be no later than September 7, 2007. The Investor understands and agrees that the Company, in its sole discretion, has the right to reject any Subscription Agreement proffered to it by an Investor at any time prior to the Closing, and/or to waive any of the requirements for the purchase of the Units set forth herein with respect to any Investor or Investors (which waivers need not be uniform as among or between Investors). In the event that this Subscription Agreement is not accepted by the Company on or before the September 7, 2007 or in the event that the Company withdraws or terminates this Offering, the Company will promptly return to the undersigned Investor, without interest, all funds received from the undersigned Investor in respect hereof.

    At the Closing, the Company (i) shall deliver (or irrevocably instruct its transfer agent to deliver) to the Investor, certificates representing the number of shares of Common Stock and 2007 Series Warrants to be purchased by the Investor hereunder, (ii) shall execute and deliver (or cause to be delivered) to the Investor, a fully executed copy of the Registration Rights Agreement attached hereto as Exhibit B and (iii) shall execute and deliver (or cause to be delivered) to the Investor a signed counterpart of this Subscription Agreement. The Investor expressly acknowledges and agrees that the certificates to be issued to him at the Closing shall bear a legend to the following effect:

THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT OR PURSUANT TO AN EXEMPTION THEREFROM.

Section 2.	Representations and Warranties

2.1.  Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor as of the date hereof and the Closing Date that:

(a)    Organization, Good Standing and Qualification. The Company is a corporation duly incorporated and existing in good standing under the General Corporation Law of the State of Delaware and has all requisite corporate power and authority to own and operate its assets and properties, to conduct its business as it is currently being conducted, to execute and deliver this Agreement and to consummate the transactions contemplated herein.

(b)    Valid Issuance. The Common Stock subscribed for hereunder and issuable upon the exercise of the 2007 Series Warrants, when issued in accordance with the terms hereof and thereof, will be duly authorized, validly issued and non-assessable and free and clear of all taxes, liens, options, calls, contracts, commitments, demands, charges, security interests, encumbrances or restrictions on transfer, other than restrictions on transfer under applicable state and federal securities laws.

(c)    Authorization.

(i)  The Company has all requisite corporate power and authority to enter into and perform its obligations under this Agreement and the Registration Rights Agreement (collectively, the “Transaction Documents”) and to issue the Common Stock and Warrants in accordance with the terms hereof;

(ii)  the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including the issuance of the Common Stock and Warrants, have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors (or any committee or subcommittee thereof) or stockholders is required;

(iii)  the Transaction Documents have been duly executed and delivered by the Company;

(iv)  the Transaction Documents constitute valid and binding obligations of the Company enforceable against the Company; and

(v)  the Common Stock and the Warrants, and shares of Common Stock issuable upon the exercise of the Warrants thereof, have been duly authorized and, upon issuance thereof and payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, free and clear of any and all liens, claims and encumbrances.

(d)    Public Information. The Disclosure Documents as at the respective dates of filing thereof:

(i)  complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Securities Exchange Commission with respect thereto;

(ii)  all financial statements included therein were prepared in accordance with generally accepted accounting principles, consistently applied during the periods involved (except (x) as may otherwise be disclosed or indicated in such financial statements or the notes thereto or (y) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of year end statements to normal year-end audit adjustments); and

(iii)  did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e)    No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby and issuance of the Common Stock and Warrants, and the shares Common Stock issuable upon exercise of the Warrants will not:

(i)  result in a violation of the Certificate of Incorporation, any certificate of designations, preferences and rights of any outstanding series of preferred stock of the Company or the By-laws that would have a material adverse effect;

(ii)  conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or

(iii)  result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations and the rules and regulations of the American Stock Exchange (“Principal Market”) or other principal securities exchange or trading market on which the Common Stock is traded or listed) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected that would have a material adverse effect.

(f)    Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company, the Common Stock or any of the Company’s subsidiaries or any of the Company’s or the Company’s subsidiaries’ officers or directors in their capacities as such, which would be material to the Company except as set forth in SEC Documents which were filed at least 10 days before the date hereof.

(g)    No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Common Stock and Warrants to the Investors to be integrated with prior offerings by the Company for purposes of the Securities Act of 1933, as amended (the “1933 Act”), or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Principal Market, nor will the Company or any of its subsidiaries take any action or steps that would cause the offering of the Common Stock and Warrants to be integrated with other offerings.

(h)    Manner of Sale. Sales of the Common Stock offered hereby will be made directly by the Company to a limited number of accredited investors as defined in Rule 501of Regulation D of the 1933 Act and no brokers or other intermediaries will be retained by the Company in connection with the Offering.

2.2.  Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company as of the date hereof and the Closing Date that:

(a)    Review of Agreements. The Investor has reviewed the Disclosure Documents. The Investor acknowledges that certain of the Disclosure Documents include “forward looking” statements that involve a number of risks and uncertainties, including the risks and uncertainties referred to in the Company’s Annual Report on Form 10-K most recently filed with the Securities and Exchange Commission.

(b)    Suitability of Investment.

(i)  The Investor is acquiring the Units for the Investor’s own account, for investment purposes only and not with a view to the resale or distribution thereof.

(ii)  The Investor has not and will not, directly or indirectly, offer, sell, transfer, assign, exchange or otherwise dispose of all or any part of the Units, except in accordance with applicable federal and state securities laws.

(iii)  The Investor has such knowledge and experience in financial, business and tax matters that the Investor is capable of evaluating the merits and risks relating to the Investor’s investment in the Units and making an investment decision with respect to the Company. The Investor has independently evaluated the risks and merits of purchasing the Units and has independently determined that the Units are a suitable investment for such Investor. The Investor acknowledges that except as otherwise expressly provided herein, the Company has made no representation or warranty to the Investor with respect to the income or other tax consequences to the Investor under the laws of any jurisdiction with respect to an investment in the Units.

(iv)  To the full satisfaction of the Investor, the Investor has been given the opportunity to obtain information and documents relating to the Company and to ask questions of and receive answers from representatives of the Company concerning the Company and the investment made hereby.

(v)  Neither the Investor nor any of its affiliates has engaged in any activity that would be deemed a “general solicitation” under the provisions of Regulation D under the 1933 Act.

(vi)  The Investor is able at this time, and in the foreseeable future, to bear the economic risk of a total loss of its investment in the Company.

(vii)  The Investor is aware that there are substantial risks incident to an investment in the Company, including without limitation, those set forth in the Disclosure Documents.

(viii)  The Investor understands that, unless he, she or it notifies the Company in writing to the contrary at or before the Closing, all the undersigned’s representations and warranties contained in this Agreement will be deemed to have been reaffirmed and confirmed as of the Closing, taking into account all information received by the undersigned Investor.

(ix)  The Investor is an “accredited investor” within the meaning of that term as set forth in Rule 501(a) under the 1933 Act, and the Investor has completed the Investor Certificate attached as Annex A hereto to indicate the qualifications that make the Investor such an accredited investor.

(c)    American Stock Exchange Investor Questionnaire. The Investor has completed and returned to the Company the AMEX Investor Questionnaire if applicable.

(d)    Accuracy of Information. The information concerning the Investor (and its executive officers, directors and owners, if applicable) which is set forth in the Investor Certificate and the AMEX Investor Questionnaire, is true and correct on the date of the Investor’s execution and delivery of this Agreement and the Investor will promptly notify the Company of any event which would cause the same not to be true and correct.

(e)    Authorization. All action on the part of the Investor necessary for the authorization, execution and delivery of this Agreement and for the performance of all obligations of the Investor hereunder has been taken. This Agreement has been duly executed and delivered by the Investor and constitutes the valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms.

(f)    Trading in Common Stock. Since August 1, 2007 the Investor has not executed, and during the period between August 1, 2007 and the Closing the Investor will not execute, any purchase or sale of the Common Stock or any short sales. For purposes of this clause (g), the term short sale means all types of direct and indirect stock pledges, forward sale contacts, options, puts, calls, short sales, swaps (including on a total return basis), and any other similar transactions whether or not having the effect of hedging any position in the Common Stock.

Section 3.	Indemnification

3.1.  Company Indemnification. The Company covenants and agrees to defend, indemnify and save and hold harmless the Investor, together with its officers, directors, partners, members, employees, trustees, and affiliates, attorneys and representatives, from and against any and all losses, costs, expenses, liabilities, claims or legal damages (including, without limitation, reasonable fees and disbursements of counsel and accountants and other costs and expenses incident to any actual or threatened claim, suit, action or proceeding, whether incurred in connection with a claim against the Company or a third party claim) (collectively, “Investor Losses”) up to the amount of the Purchase Price arising out of or resulting from: (i) any inaccuracy in or breach of any representation, warranty, covenant or agreement made by the Company in this Agreement; or (ii) the failure of the Company to perform or observe fully any covenant, agreement or provision to be performed or observed by it pursuant to this Agreement. Investor Losses resulting directly from the gross negligence or willful misconduct of the Investor or any of its respective officers, directors, employees, affiliates and attorneys are not covered under this Section.

3.2.  Investor Indemnification. The Investor covenants and agrees to defend, indemnify and save and hold harmless the Company, its officers, directors, partners, members, employees, trustees, affiliates, attorneys and representatives, from and against any and all losses, costs, expenses, liabilities, claims or legal damages (including, without limitation, reasonable fees and disbursements of counsel and accountants and other costs and expenses incident to any actual or threatened claim, suit, action or proceeding, whether incurred in connection with a claim against the Investor or a third party claim) (collectively, “Company Losses”), relating to violations of 1933 Act or other applicable law arising out of or resulting from: (i) any inaccuracy in or breach of any representation, warranty, covenant or agreement made by the Investor in this Agreement; or (ii) the failure of the Investor to perform or observe fully any covenant, agreement or provision to be performed or observed by it pursuant to this Agreement. Notwithstanding the foregoing, the Investor shall only be liable to make any indemnification pursuant to this Section 3.2 to the extent of the aggregate dollar amount invested by the Investor pursuant to the offering. Company Losses resulting directly from the gross negligence or willful misconduct of the Company or any of its respective officers, directors, employees, affiliates and attorneys are not covered under this Section.

3.3.  Indemnification Procedure. Each party entitled to be indemnified pursuant to Section 3.1 and 3.2 (each, an “Indemnified Party”) shall notify the other party (the “Indemnifying Party”) in writing of any action against such Indemnified Party in respect of which the other party is or may be obligated to provide indemnification pursuant to Section 3.1 or 3.2, promptly after the receipt of notice or knowledge of the commencement thereof. The omission of any Indemnified Party so to notify the other party of any such action shall not relieve the Indemnifying Party from any liability which it may have to such Indemnified Party except to the extent the Indemnifying Party shall have been prejudiced by the omission of such Indemnified Party so to notify it, pursuant to this Section 3.3. In case any such action shall be brought against any Indemnified Party, the Indemnifying Party shall be entitled to participate therein and, to the extent that the Indemnifying Party may wish, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party, and after notice from it to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party will not be liable to such Indemnified Party for any legal or other expense subsequently incurred by such Indemnified Party in connection with the defense thereof nor for any settlement thereof entered into without the consent of the Indemnifying Party; provided, however, that (i) if the Indemnifying Party shall elect not to assume the defense of such claim or action or (ii) if the Indemnified Party reasonably determines (x) that there is a substantial actual conflict between the positions of the Indemnifying Party and of the Indemnified Party in defending such claim or action or (y) that there may be legal defenses available to such Indemnified Party different from or in addition to those available to the Indemnifying Party, then separate counsel for the Indemnified Party shall be entitled to participate in and conduct the defense, and the Indemnifying Party shall be liable for any reasonable legal or other expenses incurred by the Indemnified Party in connection therewith.

3.4.  Indemnification Exclusive. The foregoing indemnification provisions are exclusive, and in lieu of any statutory, equitable or common law remedy any party may have for breach of representation, warranty, covenant or agreement, all of which are hereby irrevocably waived and relinquished to the maximum legal effect.

 Section 4.    Registration Rights. The Investor is aware that except as set forth below, the Company does not intend (and is not required) to register the offer or sale of the Common Stock and 2007 Series Warrants offered hereby under the Securities Act of 1933, as amended or under any similar law of any other jurisdiction (the “Act”), that such offer and sale are intended to be exempt from registration under the Acts, and that the Acts may prohibit or severely limit the Investor’s ability to sell, assign, transfer or otherwise dispose of the Common Stock and 2007 Series Warrants to be purchased hereunder unless and until any such registration is completed. Notwithstanding the foregoing, at the Closing the Investor and the Company shall enter into the Registration Rights Agreement providing, among other things, that the Company will (i) file a registration statement covering the resale of the shares of Common Stock of the Investor purchased hereunder and issuable upon exercise of the 2007 Series Warrants with the Securities Exchange Commission not later than December 7, 2007 (the “Filing Deadline”) and (ii) cause such registration statement to become effective not later than 120 days following the Filing Deadline, in each case as more fully provided and subject to the terms and conditions of such Registration Rights Agreement, provided that if there is a full review of the Registration Statement by the Securities and Exchange Commission, 150 days after the Filing Deadline.

Section 5.	Miscellaneous

5.1.  Survival of Warranties and Covenants. The representations, warranties and rights to indemnification set forth in Section 2 shall survive indefinitely except as limited by applicable laws.

5.2.  Successors and Assigns. This Agreement may not be assigned by the Investor without the prior written consent of the Company. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

5.3.  Waiver and Amendment. Neither this Agreement nor any provisions hereof shall be modified, amended, discharged or terminated, except by an instrument in writing, signed by the party against whom any modification, amendment, discharge or termination is sought. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

5.4.  Submission to Jurisdiction. Each of the Investor and the Company hereby submits to the exclusive jurisdiction of the courts of the State of New York and the federal courts of the United States located in the State of New York, for purposes of all legal proceedings arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the Investor and the Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

5.5.  Waiver of Jury Trial. Each party hereto hereby waives its rights to a jury trial of any claim or cause of action based upon or arising out of this Agreement. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto hereby further warrants and represents that such party knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. This waiver is irrevocable, meaning that it may not be modified either orally or in writing, and this waiver shall apply to any subsequent amendments, supplement or modifications to (or assignments of) this Agreement. In the event of litigation, this Agreement may be filed as a written consent to a trial (without a jury) by the court.

5.6.  Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

5.7.  Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement. The Parties agree that facsimile signatures of this Agreement shall be deemed a valid and binding execution of this Agreement.

5.8.  Notices. Unless otherwise provided, any notice or other communication required or permitted to be given or effected under this Agreement shall be in writing and shall be deemed effective upon personal or facsimile delivery to the party to be notified or three business days after deposit with an internationally recognized courier service, delivery fees prepaid, and addressed to the party to be notified at the following respective addresses, or at such other addresses as may be designated by written notice; provided, however, that any notice of change of address shall be deemed effective only upon receipt:

If to the Company:	Advanced Photonix, Inc.
2925 Boardwalk Ann Arbor, MI 48104 Attention: President

With a copy to:	Dornbush Schaeffer Strongin & Venaglia, LLP
747 Third Avenue New York, New York 10017 Attention: Landey Strongin, Esq.

If to the Investor:	At the address of the Investor indicated on the signature page hereof.

5.9.  Entire Agreement. This Agreement, including the Schedules and Exhibits attached hereto, supersedes all prior discussions and agreements among the parties hereto with respect to the subject matter hereof and contains the sole and entire agreement among the parties hereto with respect to the subject matter hereof.

5.10.  Expenses; Attorneys’ Fees. The Company shall pay reasonable legal costs not to exceed $10,000 incurred by Investors in connection with the Offering including directly related post-Closing matters, and review of any registration statement filed pursuant to Section 4 above.

5.11.  Further Assurances. Each party hereto shall execute and deliver such additional documents as may reasonably be necessary or desirable to consummate the transactions contemplated by this Agreement.

5.12.  Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

5.13.  Money Laundering. The Investor acknowledges that due to money laundering laws and regulations that may be applicable to the operation of the Company and its business, the Company may require such proof of identity or other documentation as may be required to comply with such laws and regulations before this Agreement can be processed and the Company and its directors, officers, employees, and agents shall be held harmless and indemnified against any loss ensuing due to the failure of the Investor to truthfully provide any such proof as may be so required.

IN WITNESS WHEREOF, the undersigned has executed this Agreement on this _____ day of __________, 2007.

Name of Investor:	Aggregate Purchase Price: $________________________________________
_________________________________________ By: Name: Title: Witness’ Signature: _________________________________________
Number and Street
City, State and Zip
Subscriber’s Social Security or Taxpayer Identification Number:

If Fiduciary or Corporation, check one:

☐ Trust	☐ Estate	☐ Power of Attorney	☐ Corporation

ALL INVESTORS MUST COMPLETE THE QUESTIONNAIRE
ATTACHED AS ANNEX A

Accepted by:

ADVANCED PHOTONIX, INC.

By: _____________________________________________
   Richard D. Kurtz, Chief Executive Officer and President        Dated: _______ ___, 2007